Exhibit 99.1
Investor Presentation March 2009

1 Management Representatives David L. Kennedy President and Chief Executive Officer Alan T. Ennis Executive Vice President, Chief Financial Officer President, Revlon International Chris Elshaw Executive Vice President General Manager, U.S. Region Abbe F. Goldstein Senior Vice President Investor Relations and Corporate Communications

2 Agenda Business Overview Strategy Building Our Strong Brands Financial Performance

3 Business Overview

Leading Market Presence Powerful Brands Strong Retail Customer Relationships Participate in Growing Category Revlon-branded products generated approximately $1 billion in sales around the world, with total Company 2008 net sales of approximately $1.3 billion Products are sold in more than 100 countries The Company enjoys 19% color cosmetics retail share in the U.S.(1), and has leading positions in several key international markets Global color cosmetics category grew at a 6.6% CAGR (2002-2007) (2) U.S. color cosmetics category grew 3.8% in 2008(1) Share and growth data based on ACNielsen total US All Outlets (excluding Wal-Mart and Regional MVRs). 2008 data represents 52 weeks through December 27, 2008. See "Basis of Presentation." Euromonitor International - all channels. World Class Operations Major world class manufacturing facility in Oxford, N.C. (one million sq ft) and three other manufacturing facilities worldwide ~5,600 employees worldwide Business Highlights 4

5 Net Sales - 2008 2008 Net Sales: $1.347 billion Net Sales by Category Net Sales by Geography

6 Strategy

7 Growth in Earnings and Cash Flow Growth in Net Sales Improved Margins Improved Working Capital Generates Growth in Earnings and Cash Flow Drives OBJECTIVES STRATEGY Improve the execution of our strategies and plans, and provide for continued improvement in our organizational capability Build our strong brands, particularly the Revlon brand Continue to strengthen our international business Enhance operating profit margins and cash flow Improve capital structure

8 Revlon Strategy Drivers of profitable brand growth Innovative, high-quality, consumer-preferred brand offering Effective consumer brand communication Appropriate levels of advertising and promotion Superb execution with our retail partners Build our strong brands, particularly the Revlon brand

9 Revlon Strategy Coordinated focus on in-store execution Marketing, sales and operations integrated planning and execution Retail customer and Revlon joint business planning and execution Performance measurement and analysis - aim to profitably grow faster than the category Retention and recruitment of highest quality professionals Improve the execution of our strategies and plans, and provide for continued improvement in our organizational capability

10 Revlon Strategy Continue to implement winning strategy Focus on the strong brands in key countries Leverage Revlon, Almay and other brand marketing worldwide Adapt product portfolio to local consumer preferences and trends Structure most effective business model in each country (e.g., subsidiary, distributor, joint venture) International operating profits and margins continue to grow Continue to strengthen our international business Compound Annual Growth Rate 2003 - 2008 Net Sales 5% EBITDA 25%

11 Revlon Strategy Reduced cost base from 2006 and 2007 restructurings by $55 million Reduced cost base from 4Q08 realignment of sales force by $6 million Established continuous improvement initiatives and cost controls Focused on reducing working capital as percentage of net sales, primary focus on inventory reduction Enhancing operating profit margins and cash flow Operating Income Margin Free Cash Flow (1) Note: (1) Free Cash Flow is a non-GAAP measure; see definitions and reconciliations to most directly comparable GAAP financial measure in Appendices attached.

12 Revlon Strategy Improved capital structure by reducing debt Reduced exposure to interest rate volatility by increasing fixed portion of debt $300 million of floating-to-fixed interest rate swaps Extended maturity of $107 million MacAndrews & Forbes Senior Subordinated Term Loan to August, 2010 Continue to look for opportunities to further improve capital structure Expect benefits from low interest rate environment for our floating interest rate debt (approximately 40% of total) Expect benefits from September, 2009 expiration of $150 million interest rate swap Improve capital Structure Dec 31, 2008 Dec 31, 2007 ($ in billions) Total Net Debt 1.276 1.394

Building Our Strong Brands

14 Key Brands ? Latin America Asia-Pacific Brands ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? United States ? ? ? ? ? ? ? Europe Color cosmetics and beauty care are global categories The Company has global brand strategies with intelligent local adaptation

15 Strong Position in Color Cosmetics ACNielsen Measured Retail Share - U.S. Color Cosmetics Source: All share and growth data based on ACNielsen total US All Outlets (excluding Wal-Mart and Regional MVRs). 2008 data represents 52 weeks through December 27, 2008. See "Basis of Presentation." 2008 Color Cosmetics Dollar Volume Growth 2008 Color Cosmetics Dollar Volume Growth Category + 3.8% Revlon Brand + 2.1% Almay + 2.2% Revlon, Inc. has an approximate 19% dollar share of the U.S. mass retail color cosmetics category

16 Leading Positions in Women's Hair Color, Anti-Perspirant / Deodorant and Beauty Tools Mitchum Anti-Perspirant / Deodorant 5.0% retail dollar share in 2008 #1 gel brand in the U.S. Revlon ColorSilk Hair Color 8.2% retail dollar share in 2008 The leading position in value segment of category, and growing Consumers purchased more units of Revlon ColorSilk hair color than any other hair color brand in 2008 Revlon Beauty Tools 18.8% retail dollar share in 2008 A leading position in category Source: All share and growth data based on ACNielsen total US All Outlets (excluding Wal-Mart and Regional MVRs). 2008 data represents 52 weeks through December 27, 2008. See "Basis of Presentation."

17 Building Our Strong Brands 2007 - accelerated new product development and developed comprehensive rolling three-year portfolio strategy 2008 - launched the first comprehensive lineup of products developed under the portfolio strategy, featuring Unique offerings for the mass channel Innovations in product and packaging Line extensions within the Revlon and Almay color cosmetics franchises Effective brand communication in place Supporting new product launches with appropriate levels of advertising and promotion Creating consumer-relevant and consistent advertising Providing positive in-store experience with competitive promotions and clear, consistent messaging Celebrity brand ambassador strategy in place Using brand ambassadors to help achieve breakthrough messaging and imagery Signed Elle Macpherson, Jennifer Connelly and Gucci Westman (Global Artistic Director) in 2008 to represent Revlon brand; joined strong lineup of Halle Berry, Jessica Alba and Beau Garrett Signed Leslie Bibb in 2008 to represent Almay brand; joined strong lineup of Elaine Mellencamp and Marina Theiss

18 Comprehensive New Product Lineup Launched for 2008 Unique offerings, innovative products & packaging, franchise extensions

19 Recent Brand Performance Face Segment Revlon brand face segment grew four times faster than the category in 2008, primarily driven by three new product launches: Revlon Custom Creations Foundation Unique skin-tone matching product in self-select environment Ranked in ACNielsen top 10 new products, by retail dollar sales, in 2008 Revlon ColorStay Mineral Foundation First ever longwearing mineral foundation with ColorStay longwear technology Ranked in ACNielsen top 10 new products, by retail dollar sales, in 2008 Revlon Beyond Natural Foundation Shares unique shade-sensing technology with Almay Smart Shade Introduced in 2H08 and building share Almay brand face segment growth driven by Almay Smart Shade Foundation Unique shade-sensing technology; launched in 2007; continues to be supported with new advertising Concealer introduced in 2008 2008 Face Segment Dollar Volume Growth 2008 Face Segment Dollar Volume Growth Face Segment + 3.3% Revlon Brand + 12.2% Almay +9.2% Source: All share and growth data based on ACNielsen total US All Outlets (excluding Wal-Mart and Regional MVRs). 2008 data represents 52 weeks through December 27, 2008. See "Basis of Presentation."

Recent Brand Performance
Eye Segment

REVLON

- Primary drivers in the eye segment in 2008 for Revlon brand were
  - Growth in eye liner, mainly Revlon ColorStay pencil and liquid eye liners
  - Decline in mascara (cycling launch of Revlon 3D mascara)
- Almay's positive performance in the eye segment in 2008 driven by
  - Almay Intense i-Color Collection
  - Almay Bright Eyes Collection
- Almay Intense i-Color eye shadow and mascara both ranked in ACNielsen Top 25 new products, by retail dollar sales, in 2008

2008 Eye Segment Dollar Volume Growth	
Eye Segment	+ 7.2%
Revlon Brand	+ 0.3%
Almay	+9.4%







20

Source: All share and growth data based on ACNielsen total US All Outlets (excluding Wal-Mart and Regional MVRs). 2008 data represents 52 weeks through December 27, 2008. See "Basis of Presentation."

21 Recent Brand Performance Lip Segment Revlon brand has a 20% dollar share of the lip segment and is the leading brand Revlon Super Lustrous Lipcolor franchise reinvigoration by Introduction of seasonal and on-trend shades Addition of new creative featuring Jessica Alba Lip segment also benefited from 2H08 introduction of Revlon ColorStay mineral lipglaze First longwearing mineral foundation with ColorStay longwear technology Ranked in the ACNielsen top 20 new products, by retail dollar sales, in December 2008 2008 Lip Segment Dollar Volume Growth 2008 Lip Segment Dollar Volume Growth Lip Segment - 3.7% Revlon Super Lustrous Lipcolor + 6.0% Source: All share and growth data based on ACNielsen total US All Outlets (excluding Wal-Mart and Regional MVRs). 2008 data represents 52 weeks through December 27, 2008. See "Basis of Presentation."

22 Recent Brand Performance Nail Segment Revlon core nail franchise delivered double-digit dollar volume growth in 2008 Revlon core nail franchise reinvigoration by: Introduction of seasonal and on-trend shades Addition of new creative 2008 Nail Segment Dollar Volume Growth 2008 Nail Segment Dollar Volume Growth Nail Segment + 8.0% Revlon Core Nail + 15.2% Source: All share and growth data based on ACNielsen total US All Outlets (excluding Wal-Mart and Regional MVRs). 2008 data represents 52 weeks through December 27, 2008. See "Basis of Presentation."

Comprehensive New Product Lineup Launched for 1H09 23 Unique offerings, innovative products & packaging, franchise extensions

Effective Brand Communication 1H09 Product Launches 24

Effective Brand Communication Recent Product Launches 25

Effective Brand Communication Coupon Promotion TV Commercial In-store Display Support 26

27 Financial Performance

Net Sales Adjusted EBITDA(3) Free Cash Flow(3) ($ in millions) ($ in millions) ($ in millions) ($ in millions) Operating Income Recent Trends Notes: In 2007, restructuring charges reduced Operating Income and Adjusted EBITDA by $7.3 million. In 2006, restructuring charges, Vital Radiance and executive severance reduced operating income and Adjusted EBITDA by $145 million and $123 million, respectively. Operating Income and Adjusted EBITDA in 2008 include a net gain of $4.7 million and $5.2 million, respectively, related to the sale of a facility in Mexico and a net gain of $5.9 million related to the sale of a non-core trademark, partially offset by $3.3 million of restructuring charges. Adjusted EBITDA and Free Cash Flow are non-GAAP measures; see definitions and reconciliations to most directly comparable GAAP financial measure in Appendices attached. 28 Recent trends show improvements in financial performance In 2008, reduced debt by $110 million and grew Revlon brand color cosmetics net sales by 9%

29 Fourth Quarter 2008 Results Net Sales Operating Income Adjusted EBITDA (1) ($ in millions) ($ in millions) ($ in millions) Notes: (1) Adjusted EBITDA is a non-GAAP measure; see definitions and reconciliations to most directly comparable GAAP financial measure in Appendices attached. 4Q08 net sales decreased $39.1 million, of which $23.2 million was due to foreign currency fluctuations, compared to 4Q07 Higher net sales of Revlon brand color cosmetics were offset by decreased net sales for Almay (higher shipments, higher returns and higher promotional allowances) and certain beauty care brands Increased advertising and promotional expenditures, as planned

Media Strategy in 2008 1Q 1Q 2Q 2Q 3Q 3Q 3Q 4Q 4Q Revlon Brand Color Cosmetics $ million % $ million % $ million % $ million $ million % 2006 29.3 37% 30.1 38% 20.7 26% 0.0 0.0 0% 2007 18.8 24% 24.3 31% 30.1 38% 5.0 5.0 6% 2008 20.4 20% 29.1 29% 33.2 33% 17.9 17.9 18% Category Average 2008 25% 29% 25% 20% 30 In 2008, supported brands with appropriate advertising and promotions throughout the year Source: Nielsen Monitor-Plus. U.S. color cosmetics gross media spend by quarter. Media strategy changed in 2008, driven by More focused allocation of spending on Revlon brand color cosmetics Comprehensive new product launches More consistent and continuous media campaign throughout the year

31 Current Composition of Liquidity & Debt Unutilized borrowing capacity and cash of $184.0 million as of January 31, 2009 $128.9 million available under revolving credit facility $55.1 million of cash and cash equivalents In September 2007, we entered into a two-year floating-to-fixed interest rate swap transaction on $150 million of indebtedness under the bank term loan. As a result, the interest rate on $150 million of the term loan is fixed at 8.692% for the two-year term of the swap. In April, 2008 we entered into a second two-year floating-to-fixed interest rate swap transaction on $150 million of indebtedness under the bank term loan. As a result, the interest rate on $150 million of the term loan is fixed at 6.66% for the two-year term of the swap. The $107 million is after giving effect to the $63 million of the M&F Senior Subordinated Term Loan that was repaid on September 3, 2008. Pursuant to an amendment on November 14, 2008, the maturity date of the M&F Senior Subordinated Term Loan was extended to the earlier of (1) the consummation of Revlon's previously announced equity rights offering, the proceeds of which would be used to repay the Term Loan or (2) August 1, 2010. In February 2009 prepaid $16.6 million in aggregate principal amount of term loan indebtedness under Term Loan Facility. Debt Amount ($ million) Rate Maturity Date Term Loan Facility (Secured) 815(4) LIBOR + 400 bps (1) Jan 2012 Senior Notes (Unsecured) 390 9.5% Apr 2011 M&F Senior Subordinated Term Loan (Unsecured) 107 (2) 11% Aug 2010 (3) Total Debt 1,312 Approx 60/40 fixed/floating rates (including swaps) (1) Revolving Credit Facility (Secured) 160 facility LIBOR + 200 bps Jan 2012

2009 Outlook Cash Flow Factors, Pension & Foreign Exchange Factors impacting expected 2009 cash flows (approximate $ amount expected, unless otherwise noted) Capital expenditures $20 million Permanent display expenditures $50 million Interest paid (1) $123 million in 2008 actual Taxes $15 million All other cash flows (2) $15 million (1) Reduced debt by $110 million in 2008. Expect to benefit from lower interest rates on floating rate debt (which represent ~40% of total) and September 2009 expiration of interest rate swap. (2) All other cash flows include changes in working capital and impact of higher pension expense and contributions. Pension Expense in 2009 expected to be $30 to $35 million, compared to $7.4 million in 2008 Cash contributions in 2009 expected to be $25 to $30 million, compared to $12.8 million in 2008 Foreign Exchange In the 4Q08, the U.S. dollar strengthened, on average, 15% compared to the major currencies in which we conduct our business. YTD 2009 rates have not changed significantly from 4Q08. Translation impact May have a negative translation impact on comparability for the first nine months of 2009 Transaction impact May have a negative transaction impact because approximately 40% of our international products are sourced from our U.S. manufacturing facility Potentially unfavorable impact on gross margins to the extent that we are not immediately able to pass those increased costs on to the consumer 32

Source: All share and growth data based on ACNielsen total US All Outlets (excluding Wal-Mart and Regional MVRs). 2008 data represents 52 weeks through December 27, 2008. January 2009 data represents four weeks ended January 24, 2009. See "Basis of Presentation." 33 Looking Ahead In 2009, we expect economic conditions and the retail sales environment to remain uncertain around the world We believe we are better positioned than in many years to maximize our business results in light of these conditions. Specifically, we have Strong global brands, A highly capable organization, A sustainable, reduced cost structure, and An improved capital structure We are encouraged by the continued growth in mass channel color cosmetics consumption in the U.S. and key markets around the world throughout 2008 and into 2009 Color cosmetics category grew 3.8% in 2008 and 4.1% in January 2009 Revlon brand color cosmetics grew 2.1% in 2008 and 9.7% in January 2009 We are continuing to execute our strategy and manage our business while maintaining flexibility to adapt to changing business conditions We are continuing to focus on the key growth drivers of our business Over time, we believe that with this focus we will generate profitable net sales growth and sustainable positive free cash flow

34 Growth in Earnings and Cash Flow Growth in Net Sales Improved Margins Improved Working Capital Generates Growth in Earnings and Cash Flow Drives OBJECTIVES STRATEGY Improve the execution of our strategies and plans, and provide for continued improvement in our organizational capability Build our strong brands, particularly the Revlon brand Continue to strengthen our international business Enhance operating profit margins and cash flow Improve capital structure

35 Appendices

36 Forward-Looking Statements This presentation relates to various aspects of Revlon, Inc.'s ("Revlon") strategic, business and financial plans. Statements made in this presentation, which are not historical, are forward-looking and based on management's estimates, objectives, vision, projections, forecasts, plans, anticipations, targets, drivers, strategies, beliefs, intent, expectations, outlook, opportunities and initiatives, and thus are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Accordingly, Revlon's actual results may differ materially from such forward-looking statements for a number of reasons, including, without limitation, those set forth in the Company's filings with the SEC, including its 2008 Annual Report on Form 10-K filed with the SEC in February 2009 and its Quarterly Reports on Form 10-Q and Current Reports on Form 8- K filed with the SEC during 2009. Access to these filings is available on the SEC's website at www.sec.gov. The date of this presentation is as of March 3, 2009 and the information provided herein is presented through the dates indicated on the applicable slides. Except for the Company's ongoing obligations under the U.S. federal securities laws, Revlon undertakes no commitment to update or otherwise revise this presentation to reflect actual results of operations, changes in financial condition, changes in estimates, changes in expectations, changes in assumptions, changes in external sources of information, or other circumstances arising and/or existing since the preparation of the information contained herein or to reflect the occurrence of any future events. Further, Revlon undertakes no commitment to update or revise any of this presentation to reflect changes in general economic or industry conditions or changes in specific industry categories in which Revlon operates. Additionally, the business and financial information and materials and any other statement or disclosure on, or made available through the websites referred to herein shall not be incorporated by reference herein unless specifically identified as such.

Revlon is a public holding company with no business operations of its own. Revlon's only material asset is all of the outstanding capital stock of Revlon Consumer Products Corporation ("Products Corporation" and, together with Revlon, sometimes referred to as the "Company"), through which Revlon conducts all of its business operations. As such, Revlon's net income/(loss) has historically consisted of the net Income/(loss) of Products Corporation and includes certain expenses related to being a public holding company. This presentation includes financial information as of December 31, 2008 and 2007 based on information in the public domain and in certain cases information in the Company's press releases issued in 2009 and 2008, as well as related Form 10K's, 10Q's and Form 8-K's filed with the SEC during 2009 and 2008. The financial data contained herein are both audited and unaudited and have been prepared from Revlon, Inc.'s internal and external reporting information. Adjusted EBITDA is a non-GAAP financial measure that is reconciled to net income/(loss), its most directly comparable GAAP measure, in the accompanying financial tables. Adjusted EBITDA is defined as income/(loss) from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency transactions, gains/losses on the early extinguishment of debt and miscellaneous expenses. In calculating Adjusted EBITDA, the Company excludes the effects of gains/losses on foreign currency transactions, gains/losses on the early extinguishment of debt, results of and gains/losses on discontinued operations and miscellaneous expenses because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance. The Company's management utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in accordance with GAAP. The Company's management uses Adjusted EBITDA as an integral part of its reporting and planning processes and as one of the primary measures to, among other things - (i) monitor and evaluate the performance of the Company's business operations; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. The Company's management believes that Adjusted EBITDA is useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by the Company's management. Additionally, the Company's management believes that Adjusted EBITDA provides useful information to investors about the performance of the Company's overall business because such measure eliminates the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, the Company's management believes that because it has historically provided Adjusted EBITDA in previous investor presentations, that including such non-GAAP measure in its investor presentations provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with GAAP financial measures, is a useful financial analysis tool, used by the Company's management as described above that can assist investors in assessing the Company's financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) prepared in accordance with GAAP. Other companies may define EBITDA differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. Adjusted EBITDA, as well as the other information in this investor presentaation, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. Free cash flow is a non-GAAP measure that is reconciled to net cash provided by (used in) operating activities, its most directly comparable GAAP measure, in the accompanying financial tables. Free cash flow is defined as net cash provided by (used in) operating activities, less capital expenditures for property, plant and equipment, plus proceeds from the sale of certain assets. Free cash flow excludes proceeds on sale of discontinued operations. Management uses free cash flow to evaluate its business and financial performance and overall liquidity and in strategic planning. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same results that management uses as the basis for making resource allocation decisions. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant. The Company does not intend for free cash flow to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define free cash flow or similarly titled measures differently. All mass retail share and consumption data is U.S. mass-retail dollar volume according to ACNielsen (an independent research entity). ACNielsen data is an aggregate of the drug channel, Kmart, Target and Food and Combo stores, and excludes Wal-Mart and regional mass volume retailers, as well as prestige, department stores, door-to-door, internet, television shopping, specialty stores, perfumeries and other outlets, all of which are channels for cosmetics sales. This data represents approximately two-thirds of the Company's U.S. mass- retail dollar volume. Such data represent ACNielsen's estimates based upon mass retail sample data gathered by ACNielsen and are therefore subject to some degree of variance and may contain slight rounding differences. In July 2008, the Company consummated the disposition of its non-core Bozzano business, a leading men's hair care and shaving line of products, and certain other non-core brands, including Juvena and Aquamarine, which were sold by the Company only in the Brazilian market (the "Bozzano Sale Transaction"). The transaction was effected through the sale of the Company's indirect Brazilian subsidiary, Ceil Comercio E Distribuidora Ltda. ("Ceil"), to Hypermarcas S.A., a Brazilian publicly-traded, consumer products corporation. Certain prior year amounts have been updated to reflect the reclassification of Ceil as a discontinued operation as a result of the Bozzano Sale Transaction. 37 Basis of Presentation

Non-GAAP Adjusted EBITDA Presentation Revlon, Inc. and Subsidiaries Adjusted EBITDA Reconciliation ($ in millions) 38

Non-GAAP Adjusted EBITDA Presentation Revlon, Inc. and Subsidiaries Adjusted EBITDA Reconciliation ($ in millions) Three Months Ended December 31, Three Months Ended December 31, Three Months Ended December 31, Three Months Ended December 31, 2008 2007 2007 (Unaudited) (Unaudited) (Unaudited) Reconciliation to net income: Net income $ 11.3 $ 40.8 Income from discontinued operations, including gain on disposal, net of taxes 0.1 0.8 Income from continuing operations 11.2 40.0 Interest expense, net 27.8 34.0 Amortization of debt issuance costs 1.4 1.0 Foreign currency losses (gains), net 4.0 (2.4) Miscellaneous, net 0.3 0.6 (Benefit) Provision for income taxes (0.7) 6.1 Depreciation and amortization 22.7 25.8 Adjusted EBITDA $ 66.7 $ 105.1 39

Non-GAAP Free Cash Flow Presentation Revlon, Inc. and Subsidiaries Free Cash Flow Reconciliation ($ in millions) 40

Investor Presentation March 2009